Exhibit 99.1

DATE:	May 15, 2006

TO: FROM:	All Media Standard Management 10689 N. Pennsylvania Street Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry Investor Relations Phone: (317) 574-5221
Standard Management Reports First Quarter 2006 Results
(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ: SMAN, SMANP), an Indianapolis-based provider of pharmaceuticals to the long-term care industry, today reported a net loss from continuing operations for the three months ended March 31, 2006 of $ .47 per diluted share, or $4.3 million.
Net revenues
For the first quarter ended March 31, 2006, revenue grew to $14.0 million from $2.3 million in the comparable prior year period. This growth rate was largely attributable to $11.3 million in revenue from our 2005 acquisitions.
Gross profit
For the first quarter ended March 31, 2006, gross profit increased to $4.0 million from $.5 million in the comparable prior year period. This growth rate was largely attributable to $3.6 million in gross profit from our 2005 acquisitions.
Earnings
For the quarters ended March 31, 2006 and 2005, net loss from continuing operations was $4.3 million and $5.2 million or $.47 per diluted share and $.66 per diluted share, respectively.

To facilitate comparisons and enhance the understanding of our operating performance, subsequent to the sale of our financial services business, the discussion that follows includes financial measures that are adjusted from the comparable amounts under Generally Accepted Accounting Principles (“GAAP”). For a detailed presentation of reconciling items please refer to the attached schedules.
Loss before interest, income taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2006, was $2.9 million or $.32 per diluted share, compared to $3.6 million or $.45 per diluted share for the first quarter of 2005, a 19% improvement. Excluding costs of $.4 million related to allowances for bad debts, the first quarter 2006 EBITDA would have been a loss of $2.5 million or $.27 per diluted share.
Subsequent Events
On April 20, 2006, the Company signed a definitive agreement for the purchase of In-House Pharmacies, Inc. of San Diego, California. The consideration consists of a combination of cash, stock and seller financing and is expected to close May 22, 2006. In-House Pharmacies, Inc., has approximately $40 million in annual revenues.
On May 5, 2006, the Company commenced an exchange offer for all or a portion of the outstanding trust preferred securities for 4.5 shares of the Company’s common stock.
Chairman’s Comments
Ronald D. Hunter, Chairman, President and CEO stated, “With the signing of a definitive agreement to purchase In-House Pharmacies, Inc. and a letter of intent to purchase Vital Systems of Oklahoma, Inc. in April, the Company moved closer to our goal of reaching approximately $200 million in run rate revenue for 2006.”
Mr. Hunter continued, “In addition, our previously announced capital initiatives will strengthen our foundation for continued growth into 2007.”
Mr. Hunter concluded, “The past 12 months have resulted in a strong showing for a start-up company. Our growth is limited only by our ability to attract properly risk-adjusted capital.”

This press release contains “forward-looking statements” within the meaning of section 27 A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the ability of the Company to address the factors sighted by our independent auditors as a basis for their qualified audit opinion, the performance and growth of our business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain the proposed capital and additional capital when needed and on favorable terms; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.
We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Standard Management is a holding company headquartered in Indianapolis, IN. Information about the Company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	March 31	December 31
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$1,607	$2,232
Accounts receivable, net	7,226	6,543
Inventories	3,554	3,880
Prepaid and other current assets	801	828

Total current assets	13,188	13,483

Property and equipment, net	10,764	10,950
Assets held for sale	1,506	1,506
Deferred financing fees, net	1,905	2,009
Officer and other notes receivable, less current portion	776	842
Investments in unconsolidated subsidiaries	5,160	5,160
Intangible assets, net	4,180	4,305
Goodwill	12,457	11,366
Other noncurrent assets	1,331	1,388

Total assets	$51,267	$51,009

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,144	$2,201
Accrued expenses	3,704	2,392
Current portion of long-term debt	3,230	2,533
Liabilities of discontinued operations	831	1,069

Total current liabilities	12,909	8,195

Long-term debt, less current portion	36,547	36,776
Other long-term liabilities	1,031	1,095

Total liabilities	50,487	46,066

Shareholders’ equity:
Common stock, no par value, and additional paid in capital, 60,000,000 shares and 40,000,000 shares authorized, in 2006 and 2005, respectively and 10,712,859 shares issued	68,625	68,537
Retained deficit	(60,052)	(55,793)
Treasury stock, at cost, 1,617,651 shares	(7,901)	(7,901)
Accumulated other comprehensive income	108	100

Total shareholders’ equity	780	4,943

Total liabilities and shareholders’ equity	$51,267	$51,009

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited dollars in thousands, except per share amounts)

	Three Months Ended
	March 31
	2006	2005
Net revenues	$13,984	$2,253
Cost of sales	10,023	1,781

Gross profit	3,961	472

Selling, general and administrative expenses	6,850	4,023
Depreciation and amortization	599	528

Operating loss	(3,488)	(4,079)

Other income, net	220	—

Interest expense	(991)	(1,124)

Loss before income taxes	(4,259)	(5,203)

Income tax expense (benefit)	—	—

Net loss from continuing operations	(4,259)	(5,203)

Loss from discontinued operations, net of income tax expense (benefit) of $0 and $(21), respectively	—	(33,257)

Net loss	$(4,259)	$(38,460)

Loss per share — basic and diluted
Loss from continuing operations	$(0.47)	$(0.66)
Loss from discontinued operations	—	(4.20)

Net loss	$(0.47)	$(4.86)

Weighted average shares outstanding	9,095,208	7,921,113

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION STATEMENT AND DEFINITIONS
Non-GAAP Basis
(unaudited, dollars in thousands)

	Three Months Ended
	March 31
	2006	2005
Earnings before interest, income taxes, depreciation and amortization (“EBITDA”):
Operating loss	$(3,488)	$(4,079)
Depreciation and amortization	599	528

EBITDA	$(2,889)	$(3,551)

Footnotes to Financial Information:
Definitions:
GAAP: Amounts that conform with U.S Generally Accepted Accounting Principles.
Non-GAAP: Amounts that do not conform with U.S. GAAP.
Note 1: Standard Management believes that the readers’ understanding of our performance is enhanced by the Company’s disclosure of certain Non-GAAP financial measures as presented in this document. The Company’s management believes that the adjusted results provide some additional focus on the ongoing operations of the Company. Standard Management’s method and calculation of these measures may be different than those used by other companies and, therefore, they may not be comparable.
Note 2: EBITDA shown in these financial presentations is earnings before interest expense, other income, income taxes, depreciation and amortization. Standard Management believes that certain readers find EBITDA to be a method for measuring a company’s ability to service its debt, which is the primary reason that Standard Management uses this financial measure. EBITDA does not represent cash flows from operating activities as defined by GAAP and should not be used as a measure of liquidity. Standard Management’s calculation of EBITDA may be different from other companies.